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                                                                  EXHIBIT (B)(2)


                    FIRST AMENDMENT TO MASTER LOAN AGREEMENT
                       AMENDED EFFECTIVE JANUARY 26, 2000

        THIS FIRST AMENDMENT, dated effective January 26, 2000, between AMREP SOUTHWEST, INC. and WELLS FARGO BANK NEW MEXICO, N.A. (formerly Norwest Bank New Mexico, N.A.) amends, and is made pursuant to Section 7.08 of, the Master Loan Agreement dated effective February 26, 1999 (the "Agreement").

        1. This Amendment is supplemental to and a part of the Agreement, as previously amended, which is incorporated herein by reference. All capitalized definitions and terms used in this Amendment have the same meaning as defined in the Agreement unless a different definition is specified herein. The term "Agreement" now includes this Amendment and the exhibits referenced in this Agreement. The Agreement remains in full force and effect and is only modified and amended by this Amendment, including the exhibits referenced in the Agreement.

        2. The Construction Note, EXHIBIT 1.14(A) has matured and is paid in full. The Construction Line is terminated and no more advances will be made on that Line.

        3. Development is complete on all phases of the On Site Development Line. The On Site Development Notes for Phases IV, VI, and VII,
EXHIBITS 1.14(D)(IV)(VI)(VII), have been paid in full. The On Site Development Line is terminated.

        4. The Estates Development Note, EXHIBIT 1.14(E) matured October 31, 1999, and has been paid in full.

        5. The $100,000.00 Letter of Credit to HOW Insurance Company,
EXHIBIT 1.14(F), has been extended to expire October 31, 2000, in the form of REPLACEMENT EXHIBIT 1.14(F).

        6. The $10,000.00 Letter of Credit to Cumberland Casualty and Surety Company, EXHIBIT 1.14(H), has been extended to expire February 4, 2001, in the form of REPLACEMENT EXHIBIT 1.14(H).

        7. A new $10,000,000.00 revolving line of credit, the "Receivables Financing Line," is created to finance contracts, notes, and other receivables from the Borrower's sale of real estate. This Line, with a maximum principal balance of $10,000,000.00, dated January 26, 2000, maturing April 30, 2001, is evidenced by the "Receivables Financing Note," a copy of which is attached as
EXHIBIT 1.14(I).

        8.      The term "Note(s)" includes the Receivables Financing Note.


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        9. The Collateral given to secure repayment of the Loans includes, in addition to all other Collateral listed in Section 2.02 SECURITY FOR PAYMENT AND PERFORMANCE and not already released, the Collateral Documents or types of collateral documents listed:

        2.02(g):        COMMERCIAL SECURITY AGREEMENT

        2.02(h):        COMMERCIAL PLEDGE AGREEMENT

        2.02(i):        FINANCING STATEMENT

        2.02(j): Assignment of individual real estate notes and mortgages assigned as Collateral using an assignment form substantially similar to the ASSIGNMENT OF MORTGAGE,
                        EXHIBIT 2.02(J).

        2.02(k): Assignment of individual real estate contracts assigned as Collateral using an assignment form substantially similar to the ASSIGNMENT OF LAND SALE CONTRACT (Real Estate Contract), EXHIBIT 2.02(K) or other form acceptable to the Bank.

        2.02(l): Mortgage of Borrower's real property interest as to the individual real estate contracts assigned as Collateral using a mortgage form substantially similar to the LINE OF CREDIT MORTGAGE, EXHIBIT 2.02(L) or


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                        other form acceptable to the Bank.

        2.02(m): PROMISSORY NOTE COLLATERAL RECEIPTS for real estate notes assigned to the Bank in the form of EXHIBIT 2.02(M).

        2.02(n): Any escrow agreements with any third party escrow agents for the control and delivery of contracts assigned as Collateral and payments on such contracts.

        2.02(o): Any other documents which the Bank may require, to assign or perfect any liens on real estate contracts, notes and mortgages, or other contract interests which the Borrower assigns to the Bank as Collateral.

        10.     Subparagraph 2.07 is restated as follows:

        2.07. RENEWALS, EXTENSIONS, ADDITIONAL LOANS. Each Note, Line, and Letter of Credit referenced in this Agreement contains its own repayment terms and maturity. Borrower acknowledges the enforceability of such specific terms and acknowledges that there is no agreement, representation, or assurance by the Bank to renew, extend, or modify any Note or Loan, or to make a commitment to make any additional loan, extension of credit, or credit facility, if such request were later made by the Borrower. Should Borrower, at any future date, request the renewal, extension, or modification of any note or loan, or any additional loan, extension of credit, or credit facility, the decision whether to grant or allow such request shall be at the Bank's sole discretion, the Bank has no obligation or duty to the Borrower to grant such request(s) if made, and the Bank shall have no liability to the Borrower or to any other person if it declines, for any reason, to approve any such request. This Agreement shall apply to and shall control as to any subsequent renewal, extension, modification, note, loan, credit facility, letter of credit, or other extension of credit by the Bank to the Borrower, unless specific contrary language, referencing this subparagraph of the Agreement and that this Agreement does not apply, is contained in such subsequent note or writing.

        11.     The following is added to Section 3.01:

        [I] EXHIBIT 3.01(I) - Disbursement Procedures for $10,000,000.00 Receivables Financing Line.

        12.     Subparagraph 4.09(f) is restated as follows:

        4.09(f): Annual consolidated financial statements of the Borrower, audited by a certified public accounting firm acceptable to the Bank, within 15 days of the Borrower's receipt of said financial statements.


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        13.     The attached Replacement EXHIBIT 4.09(H) FINANCIAL RATIOS AND
RESTRICTIONS replaces the original EXHIBIT 4.09(H).

        14. The Borrower has requested that the Bank extend a $750,000 non-revolving credit facility to support the issuance of individual letters of credit by the Bank, on the Borrower's behalf. Such letters of credit, issued to local governments, utility companies and the like would be used to assure payment for real estate infrastructure development costs. Such credit facility and letters of credit, if granted, will be "Obligations" of the Borrower under this Agreement and will be subject to all conditions, terms, requirements, rights, and remedies of this Agreement.

        BORROWER:                     AMREP SOUTHWEST, INC.


                                      By:
                                         ---------------------------------------
                                         James H. Wall, President

        BANK:                         WELLS FARGO BANK NEW MEXICO, N.A.


                                      By:
                                         ---------------------------------------
                                         Ron D. Smith, Executive Vice President


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                EXHIBIT 3.01(i) DATED EFFECTIVE JANUARY 26, 2000
                            TO MASTER LOAN AGREEMENT
                        DATED EFFECTIVE FEBRUARY 26, 1999


  DISBURSEMENT PROCEDURE AND REQUIREMENTS, BORROWING BASE, ESCROW AND PAYMENTS
                 FOR THE $10,000,000 RECEIVABLES FINANCING NOTE

     The Borrower shall, in addition to all other requirements and restrictions under the Master Loan Agreement, as amended, observe and perform the following requirements as to the $10,000,000 Receivables Financing Note, EXHIBIT 1.14(i):

A. REVOLVING LINE

     This Line is a revolving credit facility in the maximum principal amount of $10,000,000.00 to finance Borrower's sale of improved residential and commercial real estate and developed lots. Collateral for the Line consists of a pool of individual real estate contracts, real estate notes and mortgages, real estate notes and deeds of trust, and other receivables, in accordance with all Borrowing Base and other requirements and conditions of this Exhibit and the Agreement. All amounts outstanding, all advances requested under this Receivables Financing Line and all required payments shall be based upon the borrowing base formula and other requirements described or referenced below.

B. BORROWING BASE; ELIGIBLE CONTRACTS

     1) ELIGIBLE CONTRACTS; REQUIREMENTS. The term "Eligible Contracts" means any real estate contract, real estate note and mortgage, real estate note and deed of trust, or other similar real estate purchase contracts receivable (generically, "contract(s)") which the Bank determines: (i) meet the general standards described below; (ii) are satisfactory collateral for the Receivables Financing Note, and (iii) do not appear to contain more than a normal credit risk. The decision of the Bank as to whether to accept any contract as an Eligible Contract shall be final. Factors which the Bank will generally require to consider an Eligible Contract as part of the Borrowing Base will include, but are not limited to:

     a) The initial contract balance will be not more than 80% of the total real estate purchase price and the contract required a minimum 20% cash down payment from the purchaser;

     b) The outstanding principal balance of the contract must be not less than $100,000.00 at the time the contract is offered and accepted as an Eligible Contract and the purchaser's obligation to pay the contract balance is not conditional or contingent;
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     c) The contract purchaser is a bona fide third party purchaser for value, is not affiliated with the Borrower, and is a corporation or individual purchasing property for a business purpose. Contracts by individuals to buy residential property for their own use are not eligible;

     d) The original contract payment and other terms must not have been altered, extended, renewed, or modified;

     e) If the contract requires payments of interest only, the maturity (date on which the principal balance is due in full) must be not more than 12 months from the original contract date;

     f) If the contract requires payment of both interest and principal (on not less than quarterly intervals), the maturity (date in which the principal balance is due in full) must be not be more than 36 months from the original contract date;

     g) Not more than the aggregate of $4,000,000.00 in contract principal balances ($3,000,000.00 of the Borrowing Base and the Receivables Financing Note principal balance) will be comprised of contracts due from any single or affiliated or related group of purchasers without the Bank's prior written approval;

     h) Payments on the contract must be less than 90 days past due and the contract must not be in default;

     i) The weighted average remaining maturity of all accepted Eligible Contracts, based upon the adjusted contract balances (as defined below), calculated at least monthly, must not exceed 18 months;

     j) A mortgagee's title policy or title search on the contract real property subject to the contract confirming the Borrower's interest is not: (i) subject to any prior liens or encumbrances (other than for current taxes and the like), or (ii) subject to any restrictions or covenants which adversely effect the value or marketability of the property;

     k) The Borrower is required to provide to the Bank any financial or other information about the contract purchaser(s), information about the value and marketability of the underlying real estate, and any other information which the Bank reasonably requests.

     2) COLLATERAL PLEDGE/ASSIGNMENT OF ELIGIBLE CONTRACTS. In order for an Eligible Contract to be accepted by the Bank and included in the Borrowing Base Formula, such contract must be assigned and pledged to the Bank and such pledge or assignment perfected, at Borrower's


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expense. Generally, the Bank anticipates that real estate contracts for the purchase of real property in New Mexico will be collaterally assigned to the Bank, the assignment recorded, and a mortgage by the Borrower to the Bank (subject to the interest of the real estate contract purchaser) will be recorded. Real estate notes and mortgages will be assigned to the Bank, the assignment recorded, and physical possession of the original promissory note will be held by the escrow company as agent for the Bank. Other receivables will be pledged or assigned and such assignment perfected at the Borrower's expense as determined necessary by the Bank and its legal counsel and applicable state law.

     3) ACCEPTANCE OF ELIGIBLE CONTRACTS. The Borrower will submit to the Bank proposed contracts to be accepted as Eligible Contracts, with properly recorded/perfected assignments or pledges as required by the Bank, escrowed as described in this Exhibit, together with any other documentation required by the Bank. The Bank shall have the sole discretion to accept any contract as an Eligible Contract and may reject any contract for any reason. Acceptance by the Bank will be in writing.

C. BORROWING BASE FORMULA

     1) BORROWING BASE FORMULA. Advances on the Receivables Financing Note will be limited to a Borrowing Base Formula of 75% of the adjusted contract balances derived from accepted Eligible Contract balances (the "Borrowing Base"). To calculate such Borrowing Base, the principal balance(s) of any accepted contracts which allow a per lot pro rata release will first be reduced/adjusted as provided in subparagraph 2, below. Subject to all other requirements, conditions, and limits in this Exhibit and the Agreement, and provided no Event of Default by the Borrower under the Agreement has occurred, the Borrower may request advances on the Receivables Financing Note up to the Borrowing Base. For example, if the aggregate adjusted contract balance is $1,000,000, the Borrower could, at that date, have a maximum aggregate of $750,000 advanced on the Receivables Financing Note.

     2) ADJUSTMENTS (REDUCTIONS) FOR PARTIAL RELEASES. As to any accepted Eligible Contract which contains multiple lots/parcels, and per lot/parcel payment and partial release provisions, the contract balance (and the resulting Borrowing Base) will be reduced by the greater of; (a) the per lot release price, or (b) 115% of the pro-rata per lot release price, resulting in an adjusted (reduced) contract balance and reduced Borrowing Base. A schedule showing example calculations is attached as ATTACHMENT I to this Exhibit.

     3) FUNDING ADVANCES. If the Note is not fully advanced and the Borrowing Base calculations reflect that additional advances under the Borrowing Base Formula can be made, the Borrower may request, and the Bank will, within 3 business days of such request, advance the requested amount supported by the Borrowing Base Formula. The Bank is not obligated to make any advance unless all requirements, conditions, and limitations of the Agreement including this Exhibit have been observed.

     4) APPLYING PAYMENTS FROM ELIGIBLE CONTRACTS. All principal payments received on any Eligible Contract assigned to the Bank under the Borrowing Base will be paid to the Bank. Provided no Event of Default by the Borrower under the Agreement has occurred, such principal payment


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received will be applied to reduce the principal balance of the Receivables
Financing Note. If an Event of Default has occurred, such payment will be applied to any Obligations of the Borrower to the Bank in accordance with the Agreement or the terms of any Note(s).

     5) RECALCULATION OF THE BORROWING BASE. The Borrowing Base will be recalculated when:

     (a) any payment is received on any accepted Eligible Contract,

     (b) at any time such a contract no longer meets the Bank's requirements for Eligible Contracts (whether due to delinquency of 90 days or more, weighted average maturity(ies) exceeding 18 months, real estate contracts are in default, or for any other reason), as determined by the Bank, or

     (c) a new Eligible Contract is accepted by the Bank into the Borrowing
     Base.

     6) ADDITIONAL COLLATERAL OR PRINCIPAL REDUCTION REQUIRED. In the event the principal balance of the Receivables Financing Note for any reason exceeds the Borrowing Base, the Borrower shall within 5 business days of notice from the Bank either:

     a) Provide additional Eligible Contracts acceptable to the Bank to increase the Borrowing Base to more than the Receivables Financing Note balance, or

     b) Reduce the principal balance of the Receivables Financing Note to the Borrowing Base.

Any failure by the Borrower to comply with this requirement shall constitute an Event of Default by the Borrower under the Agreement. If the Borrowing Base is exceeded due to a recalculation for contracts delinquent 90 days or more and is not corrected as required above, the Bank will require the Borrower, at the Borrower's expense, to immediately take steps to obtain mortgagee's (or similar title insurance insuring the Bank's interest) on such delinquent contract(s), and obtain appraisals which meet all current bank regulatory requirements and meet the Bank's internal real estate appraisal requirements for each parcel of real property remaining on such delinquent contract(s).

D. ESCROW OF ELIGIBLE CONTRACTS, ESCROW COMPANY

     All Eligible Contracts will be escrowed by the Borrower and subject to an escrow agreement, in the form acceptable to the Bank. Such escrow agreement(s) will generally provide:

     1) All Eligible Contracts which are accepted by the Bank and are part of the Borrowing Base Formula will be escrowed with the named escrow company which will be responsible for collecting all payments and maintaining payment, delinquency, and default records for each such Eligible Contract;

     2) The contract purchaser, obligor, or maker, of each Eligible Contract shall be notified to make all payments directly and only to the escrow company;

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     3) All principal payments on each Eligible Contract will be received by the escrow company as agent for the Bank and shall be forwarded by the escrow company directly to the Bank. Provided no Event of Default by the Borrower under the Agreement exists interest payment received by the escrow company shall be paid to the Borrower. Upon the occurrence of any such Event of Default, all payments of interest and all other payments received under each escrowed Eligible Contract shall be paid directly to the Bank;

     4) The escrow company will hold physical possession of the promissory notes and all other negotiable instruments related to any Eligible Contract, as agent for the Bank, in order to perfect the Bank's security interest, assignment, and any liens on such instruments;

     5) The Bank will release its lien on any Eligible Contract or any lot or parcel subject to any Eligible Contract in exchange for the per lot or pro rata release price contained in such contract. The escrow company will furnish, with any principal payment on any Eligible Contract, a description of the lots to be released. The Bank will, upon receipt of such payment (in collected funds) prepare and return a release for the appropriate lot(s) to the escrow company for delivery to the contract purchaser.

     6) The Escrow Agreement will require the escrow company to provide periodic reports to the Bank and the Borrower of all payments received on each Eligible Contract during the month and include information regarding delinquent contracts and notices and other remedial actions taken as to any delinquent contracts.

F. BORROWING BASE CERTIFICATES

     1) The Borrower shall provide to the Bank a monthly certification of the Eligible Receivables Borrowing Base not later than the 25th day of the following month. The Borrowing Base Certificate shall contain the information required by the Bank which will include, but is not limited to:

          1)   Contract Purchaser
          2)   Contract Date
          3)   Contract Maturity
          4)   Original Sale Price
          5)   Original Contract Balance
          6)   Payment Terms
          7)   Current Payment Due Date
          8)   Outstanding Contract Balance
          9) Adjusted Outstanding Contract Balance (adjusted for partial releases)
         10)   Months to Maturity
         11) Maximum Advance Amount (calculated on adjusted contract balances)
         12) Weighted Average Life of Eligible Contracts (calculated on adjusted contract balances)
         13)   Any other information which the Bank may reasonably require.


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     2) In addition to the monthly Borrowing Base Certificates, the Borrower shall provide to the Bank, a monthly report listing as to each Eligible Contract, not later than the 10th day of each month which report will include, as to each Eligible Contract:

        1)     Purchaser
        2)     Contract Identification
        3)     Original Lots/Legal Description
        4)     Lots/Legal Description for Released Land
        5)     Lots/Legal Description for Remaining Land
        6)     Contract Principal Balance
        7) Contracted pro rata per lot/parcel Release Price for Remaining Land
        8) Contracted pro rata per lot/parcel Release Percentage for Remaining Land


G. RELEASE OF ELIGIBLE CONTRACTS

     In the event the Borrower repays the Receivable Financing Note in full and wishes to terminate such credit facility, and provided no Event of Default has occurred under the Agreement, the Borrower shall be entitled to request that the Bank release its liens upon and release any escrow agreements relating to any remaining Eligible Contracts. Upon such request and provided the Receivables Financing Note is paid in full and no Event of Default has occurred, the Bank shall promptly furnish such releases to the Borrower.



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